UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2011
Invesco High Yield Investments Fund, Inc. (Exact Name of registrant as specified in its charter)
Maryland (State or other jurisdiction of incorporation)	811-08044 (Commission File Number)	76-0413830 (I.R.S. Employer Identification No.)
1555 Peachtree Street, N.E., Atlanta, Georgia 30309 (Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (713) 626-1919
Morgan Stanley High Yield Fund, Inc. (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                      Other Events.

Invesco High Yield Investments Fund, Inc. (the “Fund”) makes this filing on Form 8-K as required by a December 30, 2010 Preliminary Order in Connection with Settlement Proceedings by the United States District Court, Southern District of New York.  The Fund  is named as a nominal defendant in an action commenced by shareholder Deborah Donoghue against defendants Bulldog Investors General Partnership (“Bulldog”) and Philip Goldstein.  The action seeks recovery on behalf of the Fund of so-called “short swing” profits for trades by Bulldog and/or Goldstein under Section 16(b) of the Securities Exchange Act of 1934.  Section 16(b) provides, among other things, for the recovery by an issuer from a beneficial owner of 10% or more of a class of equity securities who realizes profits from purchases and sales of such securities within a six month period.

Attached hereto as Exhibit 1 is a Notice of Pendency of Derivative Action and Hearing on Proposed Settlement (the “Notice”).  The Notice describes a proposed settlement of the above-described lawsuit under which, among other things, Bulldog would pay $85,491 to the Fund, and the plaintiff’s counsel will submit an application to the Court for attorney’s fees after any appeal filed by Bulldog.  The Notice also advises shareholders that the Court has scheduled a Settlement Fairness Hearing for February 25, 2011, at noon, in Courtroom 11B of the United States Courthouse, 500 Pearl Street, New York, NY 10007.  Shareholders proposing to raise comments or objections at the February 25th hearing must so advise the Court and plaintiff’s counsel in a writing mailed by February 11, 2011.

The attached Notice includes further details concerning the settlement and the hearing.

Item 9.01.  Financial Statements and Exhibits

(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	The following exhibits are filed herewith:

Exhibit 1

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Invesco High Yield Investments Fund, Inc.

By: /s/ Stephen R. Rimes
Stephen R. Rimes
Assistant Secretary

Date: January 14, 2011

EXHIBIT INDEX

Exhibit No.                                                      Description

Exhibit 1	Notice of Pendency of Derivative Action and of Hearing on Proposed Settlement

4